UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On March 23, 2015, E. I. du Pont de Nemours and Company (“DuPont”) posted a video to the DuPont internal website for employees, a transcript of which is provided below:

Transcript

Ms. Ellen Kullman:

“I’d like to share with you some important perspective about the progress we are making as a company — and the significant role that all of us will play over the next several weeks as we advance towards our 2015 Annual Meeting of Shareholders.

I have always viewed the people of DuPont as our greatest strength. Time and again, your talents, creativity, and commitment have served our customers, communities, and shareholders well. In the process, you’ve helped to make the world a better place through innovation.

Today, we are building on this legacy in important new ways.

In a few months, following the separation of Chemours, DuPont will be fully focused on the three areas of strategic priority that now guide our investment and portfolio decisions.

We are also building a more agile and responsive organization that is truly purpose-built and scaled for the next generation DuPont.

Portfolio change, growth strategies, and productivity improvements have engaged the entire organization, and I know they place special demands on us all. I could not be more proud of how the entire organization has maintained its focus on delivering for our customers.

As you know, this year we have also been engaged in a proxy contest initiated by one of our largest shareholders, Trian Fund Management.

I have communicated with you before about Trian’s proposal to break up and add debt to DuPont, as well as their nomination of four candidates for election to the DuPont Board at our Annual Meeting.

Your Board and Management have engaged extensively with Trian, carefully analyzed their proposals, and unanimously determined that their plans would destroy value rather than create value.

Despite our efforts to resolve their proxy contest, Trian continues to try to advance their agenda, which centers on high-risk, value-destructive ideas, and relies on a campaign based on misleading and inaccurate statements about DuPont’s performance.

We are now approaching an even more active phase of the proxy contest. In the weeks ahead, you can expect to see more frequent communication, as well as continued coverage in the media, so it is important that everyone begins to understand how the proxy contest process works.

With that in mind, I will update you periodically on our interactions with shareholders, and we will make sure that all of our external communications continue to be connected to our internal conversation at DuPont.

The DuPont Board has presented its own director nominees for election at the Annual Meeting, and shareholders, including employees who own shares of the Company, will have the opportunity to vote for directors they believe will serve their interests best.

If you are a shareholder, you will soon start to receive communications from both DuPont and Trian, asking for your vote.

When you receive them, we urge you to read these materials carefully, as they will include instructions on how to submit your vote and where to go for answers to any questions you may have.

DuPont is fortunate to have a world-class Board of Directors with the right mix of relevant experience and skills to oversee our global, market-driven science company.

Given the importance of this contest for the future of DuPont, I hope we will have your active support for the Company’s outstanding slate of director nominees.

For a dynamic, global science company like DuPont, the ability to evolve and adapt is essential to long-term success.

And yet, the fundamental things that make us great will not change.

We will continue to translate extraordinary science and engineering into sustainable, innovative, market-driven solutions that change the world.

We will do so collaboratively.

And our core values will remain the cornerstone of everything we do: Safety and Health; Environmental Stewardship; Respect for People; and Highest Ethical Behavior. These values guide all of our actions and will continue to do so.

I look forward to sharing more information and updates with you in the coming weeks.

In the meantime, on behalf of the entire Board and management team, I want to thank you for all you have done, and all that you will do, to deliver this next great era of DuPont.

Other Materials

On March 23, 2015, DuPont also posted the following materials to the DuPont internal website for employees:

Letter from Ms. Kullman

Dear Colleagues,

Earlier today, we filed our Definitive Proxy Statement and announced the date of our 2015 Annual Meeting, which will be held on May 13.  This marks a new phase in the proxy contest with Trian Fund Management.  Over the next eight weeks, we will be directly soliciting votes from our shareholders, asking them to vote on our WHITE proxy card “FOR” all of DuPont’s highly qualified director nominees.

Those of you who are shareholders will soon receive the first of several communications from both DuPont and Trian asking for your vote. In place of our usual Annual Review, we sent a letter [HYPERLINK] to all of our shareholders. I encourage you to read it closely. In the letter, we highlight several key points for our shareholders to consider when casting their votes:

•      Our current Board of Directors and management team have taken bold and decisive action over the past six years to transform the Company;

•      The next generation DuPont will be positioned for higher growth and higher value;

•      DuPont has a world-class Board, with the right mix of relevant experience and skills to oversee a global market-driven science company like ours;

•      Trian’s agenda to break up and add excessive debt to DuPont is high risk and would destroy value; having directors on the Board with a single-minded focus on this agenda would not be in the best interests of shareholders; and

•      The importance of protecting the value of DuPont by voting “FOR” all DuPont directors on the WHITE proxy card.

Over the past several weeks, we have been speaking with some of our investors to share DuPont’s position, and we are encouraged by the feedback we have received. Importantly, our shareholders recognize the progress we have made over the last six years. They understand the magnitude of change underway, including the upcoming separation of Chemours, and the characteristics and strong performance of our post-separation businesses. Above all, they appreciate the superior value that your hard work has created.

Starting today, we will be actively reaching out to all of our shareholders asking them to VOTE NOW on the WHITE proxy card “FOR” all of DuPont’s director nominees.  It is just as important for shareholders to know that they should NOT vote on any Gold proxy card sent by Trian, as that will revoke their vote on the WHITE proxy card.  Given the importance of this contest for the future of DuPont, I hope we will have your active support for the Company’s outstanding slate of director nominees.  There is no need to wait for the Annual Meeting.  Please vote using the WHITE proxy card as soon as you receive our proxy materials and remember that every vote is important, no matter how many or how few shares you own.

Throughout this process, we are committed to keeping you informed about the proxy contest.  Inside the Oval [HYPERLINK] will house all relevant information on our 2015 Annual Meeting, including an FAQ and Glossary of Terms [HYPERLINK] to help familiarize everyone with the proxy contest process.  We have also developed an informational shareholder website that we encourage you to visit: www.DupontDelivers.com.

This is an exciting time for DuPont. We are making great strides in executing our strategy — transforming the portfolio and creating an organization that is purpose-built and scaled for the next generation DuPont.  Everything we are doing is with one purpose: to apply our extraordinary science and engineering strength to solve some of the world’s greatest challenges.  Each of you is making this happen every day, delivering outstanding results for our customers and shareholders alike.

Thank you for everything you do.

Ellen

Proxy Contest FAQ

1.             When is the Annual Meeting?

The annual meeting is scheduled for Wednesday, May 13, 2015 at 8:30 AM ET.

2.             What will happen at the Annual Meeting?

At the Annual Meeting, DuPont shareholders will, among other things, elect the Company’s Board of Directors for the coming year. Shareholders who hold shares as of the record date, March 17, 2015, are entitled to vote either in advance of or at the Annual Meeting itself.  If the proxy contest has not been resolved in advance of the meeting, both DuPont and Trian will submit all of the proxies they have received to an independent inspector of elections who will be responsible for counting and certifying the vote.  In addition, certain shareholders may vote in person by ballot at the meeting.

All proxy cards and ballots must be received by the independent inspector before the polls close at the meeting.  While there may be some preliminary indication of the outcome of the vote on the day of the meeting, it generally takes some time thereafter for the vote in proxy contests to be certified by the independent inspector of elections.  DuPont will publicly report the official results of the election once they are available.

3.             Do you expect the proxy contest to be resolved before the annual meeting?

DuPont has attempted to work with Trian to reach a constructive resolution that serves the best interests of all shareholders and specifically proposed adding one of their nominees to the DuPont Board.  DuPont’s Board strongly believes that adding a Trian principal to the Board is not in the best interests of all DuPont shareholders, as Trian has a single-minded focus on an agenda to break up and add excessive debt to the Company that the Board has determined would be value destructive.   As we have communicated to Trian, we remain open to engaging in meaningful dialogue to reach a constructive resolution. In the meantime, we will proceed as necessary to protect the interests of the Company and all DuPont shareholders.

4.             How can I vote to support the Company’s slate of directors?

To elect the DuPont Board’s nominees, we encourage you to vote today — no matter how many or how few shares you own — by telephone, by Internet, or by signing and dating the WHITE proxy card you will receive in the mail and returning it in the postage-paid envelope provided.

There are specific instructions on the proxy card outlining how to cast your vote.  While many shareholders may also vote in person by ballot at the Annual Meeting, participants in DuPont’s employee plans can only vote plan shares through the plan Trustee(s).  Plan participants will be receiving voting materials and instructions from their Trustee shortly.

5.             How is a proxy contest conducted?

Opposing parties use proxy materials, including a proxy statement, letters, press releases and presentations, among other things, to communicate with shareholders and obtain their support.  These materials contain information about the proposals to be considered at the meeting and instructions on how to vote.  Proxy materials generally must be filed with the Securities and Exchange Commission (“SEC”).

You will likely receive multiple mailings from each side (DuPont and Trian), and each mailing will include a proxy card with instructions about how to submit your vote.  Importantly, only the latest dated proxy card that you vote will count.

DuPont’s is the WHITE proxy card. We urge you to sign and return only the Company’s WHITE proxy card and not to return or otherwise vote any Gold proxy card sent to you by Trian.  This is because, if you vote on the Trian Gold proxy card — even if you vote “Withhold” on all Trian’s nominees — it will cancel any WHITE proxy you previously submitted for those shares.

If you have any questions or need assistance voting, please call Innisfree M&A Incorporated, the proxy solicitor assisting us with the Annual Meeting, toll-free at (877) 750-9501.

6.             When will the proxy contest be over?

The solicitation of proxies for the 2015 Annual Meeting will continue through the closing of the polls at the meeting itself on May 13, 2015. You can expect to receive numerous communications and proxy cards from the Company as well as from Trian throughout this process.

7.             How many proxy cards will I receive? Do I need to vote all of them?

Many shareholders hold their shares in more than one account, and may receive separate proxy cards or voting instructions forms for each of those accounts.  It is very important that you take care to submit a vote for each account in which you hold shares.  Additionally, we may choose to send a proxy card to you each time we send you a letter or other information.  So you may receive many proxy cards throughout the campaign.

Once you are sure that you have voted each of your accounts, you need not vote again, unless you want to change your vote.  Only the latest dated proxy you submit will be counted.  Again,

we urge you to sign and return the Company’s WHITE proxy card and not to return or otherwise vote any Gold proxy card sent to you by Trian.  This is because, if you vote on the Trian Gold proxy card — even if you vote “Withhold” on all Trian’s nominees — it will cancel any WHITE proxy you previously submitted for those shares.

If you have any questions or need assistance voting, please call Innisfree M&A Incorporated, the proxy solicitor assisting us with the Annual Meeting, toll-free at (877) 750-9501.

8.             What should I tell others (customers, business partners, etc.) who ask me about the proxy contest?

DuPont’s Board of Directors and management team have taken bold, decisive action over the past six years to transform the Company and deliver higher growth and higher value for our shareholders.  In contrast, Trian is advancing a high risk agenda to break up and add excessive debt to DuPont.  Trian has nominated four of its own director candidates for election to DuPont’s Board to pursue this agenda. The Board strongly believes that this agenda is not in the best interests of DuPont and its shareholders. DuPont has a highly qualified Board of Directors that is delivering value for shareholders now and positioning the company for the long term. That is why the Company is urging shareholders to vote the WHITE proxy card in favor of DuPont’s director nominees.

9.             What should I do if I am questioned by shareholders or members of the news media?

The Company will respond to shareholder, media and other inquiries appropriately.  It is important for us to speak with one voice, and only authorized employees may speak on the company’s behalf.  If you receive an inquiry from the media, please forward it to Dan Turner at (302) 774-0061; questions from shareholders should be directed to DuPont Investor Relations at (302) 774-4994.

Glossary of Terms

INDEPENDENT INSPECTOR OF ELECTIONS: A professional services organization specializing in independent tabulation and certification of voting results for corporations.  The Inspector is a neutral party who makes sure that voting at the meeting is conducted fairly.

PROXY: A proxy is a written authorization given by a shareholder for another eligible party, such as the company’s management, to cast the shareholder’s vote on his/her behalf at a shareholder meeting.  A proxy permits an eligible voter to vote without being present at the actual meeting.  Shareholders provide a proxy by signing, dating and returning a proxy card or by submitting their proxy by telephone or online.  Shareholders can indicate exactly how they want their shares voted.  DuPont is recommending that its shareholders vote FOR the Board’s nominees on the WHITE proxy card.

PROXY CONTEST: A proxy contest occurs when two opposing parties solicit proxies from a company’s shareholders to vote on the election of directors or a particular shareholder proposal.  These solicitations are governed by the SEC proxy rules.  Each side uses a different color proxy card.  This event is known as a proxy contest, or “fight,” because each party’s goal is to receive more shareholder votes than the other party.

PROXY SOLICITATION: An effort by corporate management or an opposing party to obtain shareholders’ support for a particular action by seeking their authority to vote on their behalf at a shareholder meeting.

PROXY SOLICITOR: A specialist firm hired to solicit and gather proxy votes on behalf of one party or the other.  DuPont’s proxy solicitor is Innisfree M&A Incorporated.

Once the Proxy Statement is cleared by the SEC, the Company files it “definitively” and begins asking shareholders to vote on the Company’s WHITE proxy card.

PROXY STATEMENT: A filing with the SEC that provides information about the Company and the topics that will be addressed at the Company’s Annual Meeting, which this year include the election of directors, the ratification of the Company’s independent registered public accounting firm, an advisory vote to approve executive compensation, shareholder proposals and any other business that is brought properly before the meeting.

RECORD DATE: Date on which a shareholder must officially own shares in order to be entitled to vote at the Annual Meeting.

SEC: The Securities and Exchange Commission is a government agency that regulates securities and markets.  In a proxy contest, the SEC reviews all filings and public communications to ensure the free and accurate flow of information so shareholders can make informed decisions in investing and voting their shares.

SLATE: A list of proposed nominees for election to a company’s board of directors.  Shareholders may nominate “full slates” or “short slates.” A full slate seeks to replace the entire board and short slates seek to replace less than a majority of the directors.  In DuPont’s case, Trian is running a short slate of four director nominees.

Forward Looking Statements

This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.